UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2017

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                     Submission of Matters of a Vote of Security Holders

The Annual Meeting of Stockholders was held on May 4, 2017.  A total of 83,841,144 shares were voted in person or by proxy, representing 99.75% of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, all of which are described in the Proxy Statement.

1.              Election of Directors.

	For	Withheld	Broker Non-Votes
Douglas Bech	82,919,998	153,286	767,860
Robert Cresci	82,839,907	233,377	767,860
Kelly Eppich	82,794,576	278,708	767,860
Frank Golay, Jr.	82,920,384	152,900	767,860
Shaul Kuba	82,794,741	278,543	767,860
Richard Ressler	82,794,741	278,543	767,860
Avraham Shemesh	82,794,562	278,722	767,860

The directors will continue to serve as directors until such time as their successors are duly elected and qualified.

2.              Ratification of the selection of BDO USA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	83,808,738
Against	30,245
Abstentions	2,161
Broker Non-Votes	0

The foregoing proposal was approved.

3.              Approval of executive compensation by a non-binding advisory vote.

For	82,639,622
Against	393,925
Abstentions	39,737
Broker Non-Votes	767,860

The foregoing proposal was approved.

4.              Approval of frequency of the vote on executive compensation by a non-binding advisory vote.

Every 1-Year	83,013,345
Every 2-Years	7,507
Every 3-Years	16,671
Abstain	35,761
Broker Non-Votes	767,860

The 1-Year option was approved.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 9, 2017

CIM COMMERCIAL TRUST CORPORATION

By:	/s/ David Thompson
David Thompson, Chief Financial Officer

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